Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of June 14, 2013 by and among Coppersmith Value Partners, LLC, a Delaware limited liability company, and Scopia Capital Management LLC, a Delaware limited liability company (collectively, the “Existing Members”) and Scopia LB LLC, a Delaware limited liability company (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of March 15, 2013 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of seeking representation on the Board of Directors of Alere Inc., a Delaware corporation (the “Company”), at the 2013 annual meeting of stockholders of the Company, taking all other action necessary to achieve the foregoing and taking any other actions the group determines to undertake in connection with their respective investment in the Company; and

WHEREAS, the New Member desires to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the New Member is joined as a party to the Agreement.

2.         The New Member agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

COPPERSMITH CAPITAL MANAGEMENT, LLC

By:	/s/ Jerome J. Lande
	Name:	Jerome J. Lande
	Title:	Managing Member

SCOPIA LB LLC			SCOPIA CAPITAL MANAGEMENT LLC

By:	/s/ Matthew Sirovich		By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich		Name:	Matthew Sirovich
	Title:	Authorized Signatory		Title:	Managing Director of its Managing Member